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                                                                     Exhibit (J)





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the captions "Financial Highlights", "Disclosure of Portfolio Holdings - Disclosure to Service Providers" and "Independent Registered Public Accounting Firm" and to the use of our report dated February 4, 2005, which is incorporated by reference in this Registration Statement (Form N-1A) of Calamos Advisors Trust to be filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 6 to the Registration Statement under the Securities Act of 1933 (File No. 333-72511) and this Amendment No. 8 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-09237).


                                           /s/ Ernst & Young LLP

Chicago, Illinois
February 24, 2005